                                                                     EXHIBIT 4.9

                                                        No. of Shares: 1,150,000

                       WARRANT TO PURCHASE COMMON STOCK
                                      of
                        CONVERGENT COMMUNICATIONS, INC.

                  Warrant to Purchase Shares of Common Stock
                  (subject to adjustment as set forth herein)

                        Exercise Price $10.00 Per Share
                  (subject to adjustment as set forth herein)

        VOID AFTER 3:00 P.M., DENVER, COLORADO TIME, ON JULY 16, 2002.

NEITHER THE SECURITIES REPRESENTED BY THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (the "Securities Act") OR REGISTERED OR QUALIFIED UNDER ANY OTHER APPLICABLE FEDERAL OR STATE SECURITIES LAWS. NEITHER THESE SECURITIES NOR SUCH SHARES MAY BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR QUALIFICATION FILED IN ACCORDANCE WITH THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

     Convergent Communications, Inc., a Colorado corporation (the "Company"), hereby certifies that, for value received, the person or entity named below (the "Holder"), is entitled, subject to the terms and conditions set forth herein, to purchase from the Company at any time during the period commencing on the earlier of (i) the date on which the Company consummates an "Initial Public Offering" (as defined below) and (ii) December 16, 1999 and ending at 3:00 p.m., Denver, Colorado time, on July 16, 2002 (the "Exercise Period"), the number of shares of the Company's Common Stock ("Shares") at a purchase price of $10.00 per Share (the "Exercise Price"):

Name:              Cisco Systems, Inc. ("Cisco")

Address:           170 West Tasman Drive
                   San Jose, CA 95134

Number of Shares:  One Million One Hundred Fifty Thousand (1,150,000)


     The number of Shares purchasable upon exercise of this Warrant and the Exercise Price are subject to adjustment as provided below. The term "Warrant" as used herein shall include this Warrant and any Warrants issued in substitution for or replacement of this Warrant, or any Warrants into which this Warrant may be divided or exchanged.

     The term "Initial Public Offering" as used herein shall mean a primary public offering (whether or not underwritten, but excluding any offering pursuant to Form S-8 under the Securities Act or any other publicly registered offering pursuant to the Securities Act pertaining to an issuance of shares of Common Stock or securities exercisable therefor under any benefit plan, employee compensation plan, or employee or director stock purchase plan) of Common Stock pursuant to an effective registration statement under the Securities Act.

     This Warrant may not be assigned, transferred, sold, offered for sale, or exercised by the Holder except upon compliance with all the pertinent provisions hereof.

1.   Availability of Shares and Exercise of Warrant.
     ----------------------------------------------

     (a) Subject to the other terms and conditions of this Warrant, the purchase rights evidenced by this Warrant may be exercised in whole or in part at any time during the Exercise Period by the Holder's presentation and surrender of this Warrant to the Company at its principal office or at the office of the Company's stock transfer agent, if any, accompanied by a duly executed Notice of Exercise, in the form attached to and by this reference incorporated in this Warrant as Exhibit A, and by payment of the aggregate
                                ---------
Exercise Price for the number of Shares specified in the Notice of Exercise. Such payment may be made, at the option of the Holder, (a) by cash, certified or bank cashier's check or wire transfer in an amount equal to the product of (i) the Exercise Price times (ii) the number of Shares as to which this Warrant is being exercised, (b) by receiving from the Company the number of Shares equal to
(i) the number of Shares as to which this Warrant is being exercised minus (ii) the number of Shares having a value, based on the Current Market Value (as defined in Section 8) on the trading day immediately prior to the date of such exercise, equal to the product of (x) the Exercise Price times (y) the number of Shares as to which this Warrant is being exercised, or (c) any combination of
(a) and (b). In the event this Warrant is exercised in part only, as soon as is practicable after the presentation and surrender of this Warrant to the Company for exercise, the Company shall execute and deliver to the Holder a new Warrant, containing the same terms and conditions as this Warrant, evidencing the right of the Holder to purchase the number of Shares as to which this Warrant has not been exercised.

     (b) Upon receipt by the Company of this Warrant, the executed Notice of Exercise and the payment of the aggregate Exercise Price as described in subsection (a) above, the Holder shall be deemed to be the holder of record of the Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Company may then be closed or that certificates representing such Shares may not have been prepared or actually delivered to the Holder.

2.   Exchange, Assignment or Loss of Warrant.
     ---------------------------------------

     (a) All sales, transfers, assignments or hypothecations of this Warrant must be in compliance with Section 6 hereof; provided, that, Cisco shall not
                                             --------------
have the right to assign, sell or transfer this Warrant in any way until the first day of the Exercise Period. Any assignment or transfer of this Warrant shall be made by the presentation and surrender of this Warrant to the Company at its principal office or the office of its stock transfer agent, if any, accompanied by a duly executed Assignment Form, in the form attached to and by this reference incorporated in this Warrant as Exhibit
                                                                       -------
B.  Upon the presentation and surrender of these items to the Company, the
-
Company, at its sole expense, shall execute and deliver to the new Holder or Holders a new Warrant or Warrants, containing the same terms and conditions as this Warrant (provided, however, that the rights, obligations and benefits of
              --------  -------
Section 9 hereof shall be limited solely to Cisco), in the name of the new Holder or Holders as named in the Assignment Form, and this Warrant shall at that time be canceled.

     (b) This Warrant, alone or with other Warrants containing substantially the same terms and conditions and owned by the same Holder, is exchangeable at the option of the Holder but at the Company's sole expense, at any time prior to its expiration either by its terms or by its exercise in full upon presentation and surrender to the Company at its principal office or at the office of its stock transfer agent, if any, for another Warrant or other Warrants, of different denominations but containing the same terms and conditions as this Warrant, entitling the Holder to purchase the same aggregate number of Shares that were purchasable pursuant to the Warrant or Warrants presented and surrendered. At the time of presentation and surrender by the Holder to the Company, the Holder also shall deliver to the Company a written notice, signed by the Holder, specifying the denominations in which new Warrants are to issued to the Holder.

     (c) The Company will execute and deliver to the Holder a new Warrant containing the same terms and conditions as this Warrant upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, provided that (i) in the case of loss, theft, or destruction, the Company receives from the Holder a reasonably satisfactory indemnification and bond and (ii) in the case of mutilation, the Holder presents and surrenders this Warrant to the Company for cancellation. Any new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company regardless of whether the Warrant that was lost, stolen, destroyed, or mutilated shall be enforceable by anyone at any time.

3.   Adjustments of Exercise Price and Shares Purchasable.
     ----------------------------------------------------

     The Exercise Price and the number of Shares purchasable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 3.

     (a) If the Company shall at any time or from time to time during the term of this Warrant issue shares of Common Stock, and any securities which, by their terms, are or may be exercisable, convertible or exchangeable for or into Common Stock, other than Excluded Stock (as defined below) without consideration or for a consideration per share less than the Exercise Price in effect immediately prior to the issuance of such Common Stock, the Exercise Price in effect immediately prior to each such issuance or adjustment shall forthwith (except as provided in this clause (a)) be adjusted to a price equal to the consideration per share for which such additional shares of Common Stock are so issued.

     For the purposes of any adjustment of the Exercise Price pursuant to this clause (a), the following provisions shall be applicable:

          1. In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor after deducting therefrom any discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

          2. In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined by the Board of Directors of the Company, irrespective of any accounting treatment; provided, however, that such fair market value as determined by the Board of Directors, together with any cash consideration being paid, shall not exceed the aggregate Current Market Value (as hereinafter defined) of the shares of Common Stock being issued.

          3. In the case of the issuance of(i) options to purchase or rights to subscribe for Common Stock, (ii) securities or obligations by their terms convertible into or exchangeable for Common Stock or (iii) options to purchase or rights to subscribe for such convertible or exchangeable securities or obligations:

               (A) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (1) and (2) above with the proviso in subdivision (2) being applied to the number of shares of Common Stock deliverable upon such exercise), if any, received by the Company upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

               (B) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or obligations or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities or obligations and subsequent conversions or exchanges thereof shall be deemed to have been issued at the time such securities or obligations were issued or such options or rights were issued and for a consideration equal to the consideration received by the Company for any such securities or obligations and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or obligations or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (1) and (2) above with the proviso in subdivision (2) being applied to the number of shares of Common Stock deliverable upon such conversion, exchange or exercise);

               (C) on any change in the number of shares of Common Stock deliverable upon exercise of any such options or rights or conversion of or exchange for such convertible or exchangeable securities or obligations, other than a change resulting from the antidilution provisions thereof, the Exercise Price shall forthwith be readjusted to such Exercise Price as would have obtained had the adjustment made upon the issuance of such options, rights or securities or obligations not converted prior to such change or options or rights related to such securities or obligations not converted prior to such change being made upon the basis of such change; and

               (D) on the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities or obligations, the Exercise Price shall forthwith be readjusted to such Exercise Price as would have obtained had the adjustment made upon the issuance of such options, rights, securities or options or rights related to such securities or obligations being made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the conversion or exchange of such securities or obligations or upon the exercise of the options or rights related to such securities or obligations.

     (b) If the Company splits, subdivides or reclassifies its outstanding shares of Common Stock into a greater number of shares of Common Stock, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced. Conversely, if the Company combines or reclassifies its outstanding shares of Common Stock into a lesser number of shares of Common Stock, the Exercise Price in effect immediately prior to such combination shall be proportionally increased. In case of a split, subdivision, combination or reclassification described in this Section 3(a), the adjustment of the Exercise Price shall be made as of the effective date of the applicable event. A distribution of shares of Common Stock or dividend shall be considered a subdivision of shares of Common Stock for the purposes of this subsection (a) of this Section, except that the adjustment will be made as of the record date for such distribution. All price calculations under this Section 3(a) shall be made to the nearest whole cent and Share adjustments to the nearest whole share.

     (c) In case, at anytime during the term of this Warrant, the Company shall declare a cash dividend upon its Common Stock payable otherwise than out of earnings or earned surplus or shall distribute to holders of its Common Stock shares of its capital stock (other than Common Stock), stock or other securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends and distributions) or options or rights (excluding options to purchase and rights to subscribe for Common Stock or other securities of the Company convertible into or exchangeable for Common Stock), then, in each such case, immediately following the record date fixed for the determination of the holders of Common Stock entitled to receive such dividend or distribution, the Exercise Price in effect thereafter shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction of which the numerator shall be an amount equal to the difference of (x) the Current Market Value of one share of Common Stock minus
(y) the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the amount of cash, stock, securities, evidences of indebtedness, assets, options or rights, as the case may be, so distributed in respect of one share of Common Stock, and of which the denominator shall be such Current Market Value.

     (d) In case of any capital reclassification or reorganization or any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary after which the Company is the continuing corporation and which does not result in any change of outstanding shares of Common Stock) or any sale, lease or conveyance to another corporation of the assets of the Company as an entirety or substantially as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provision to be made so that the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and amount of securities and/or other property receivable upon such reorganization, reclassification, consolidation, merger, sale, lease or conveyance as if such Holder had exercised this Warrant in full immediately prior to such reclassification, consolidation, merger, sale, lease or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Agreement, including this Section. If, as a result of an adjustment made pursuant to this subsection (b), the holder of this Warrant thereafter exercised shall become entitled to receive shares of two or more classes of capital stock of the Company or any other corporation or entity, the board of directors (or other governing body if there is no board of directors) thereof (whose determination shall be conclusive and shall be described in a statement sent to the Holder) shall determine the allocation of the adjusted Exercise Price between or among shares of such classes of capital stock. In the event of any subsequent adjustments to the Exercise Price pursuant to this Section, such adjustments shall be made separately to the portion of the Exercise Price so allocated to each of such classes of capital stock. The foregoing provisions of this subsection (b) similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, leases or conveyances.

     (e) Whenever any adjustment of an Exercise Price becomes effective pursuant to the terms of this Section, the number of Shares purchasable upon the exercise of this Warrant shall be simultaneously adjusted to the number determined by dividing (i) the product of the number of Shares purchasable upon the exercise of this Warrant prior to such adjustment multiplied by the applicable Exercise Price in effect prior to such adjustment by (ii) the applicable Exercise Price in effect after such adjustment.

     (f) In any case in which this Section shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the actual occurrence of such event (i) issuing to the Holder after such record date and before the occurrence of such event the additional Shares issuable upon any exercise of this Warrant by reason of the adjustment required by such event over and above the Shares issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Holder any amount of cash in lieu of a fractional Share, provided the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing the right of such Holder to receive such additional Shares or such cash upon the occurrence of the event requiring such adjustment.

     (g) Subject to the provisions of subsection (f) of this Section 3, the form of Warrant need not be changed because of any adjustment in the Exercise Price or of the number of Shares purchasable upon the exercise of this Warrant, and Warrants issued after any such adjustment may state the same Exercise Price and the same number of Shares purchasable upon exercise of this Warrant as are stated in this Warrant as if such adjustment had not occurred. However, the

Company may at any time in its sole discretion (which shall be conclusive) make any change in the form of Warrant that it may deem appropriate and that does not affect the substance thereof, and any Warrant may be in the form as so changed.

     (h)  Whenever the Exercise Price shall be adjusted as provided in this
Section 3, the Company shall prepare a statement showing the facts requiring such adjustment and the Exercise Price that shall be in effect after such adjustment. The Company shall cause a copy of such statement to be sent by mail, first class postage prepaid, to each holder of this Warrant at its, his or her address appearing on the Company's records. Where appropriate, such copy may be given in advance and may be included as part of the notice required to be mailed under the provisions of Section 4.

     (i) "Excluded Stock" shall mean shares of Common Stock issued by the Company (1) as a stock dividend payable in shares of Common Stock or upon any subdivision or split-up of the outstanding shares of Common Stock, and (2) in connection with the issuance of shares of Common Stock (including any share of Common Stock deemed to have been issued pursuant to subdivision (3) of clause
(i) above) (appropriately adjusted for stock splits and combinations) to directors, officers, or employees of, or consultants to, the Company

4.   Notice to Holders.
     -----------------

     If, prior to the expiration of this Warrant either by its terms or by its exercise in full, any of the following shall occur:

          (i) the Company shall declare a dividend or authorize any other distribution on its Common Stock; or

          (ii) any reclassification, reorganization or similar change of the Common Stock, or any consolidation or merger to which the Company is a party, or the sale, lease, or exchange of any signification portion of the assets of the Company; or

          (iii) the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

          (iv) any purchase, retirement or redemption by the Company of its Common Stock;

then, and in any such case, the Company shall deliver to the Holder or Holders written notice thereof at least 30 days prior to the earliest applicable date specified below with respect to which notice is to be given, which notice shall state the following:

          (a) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the shareholders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined;

          (b) the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation, winding up or purchase, retirement or redemption is expected to become effective, and the date, if any, as of which the Company's shareholders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation, winding up, purchase, retirement or redemption; and

          (c) if any matters referred to in the foregoing clauses (a) and (b) are to be voted upon by shareholders of Common Stock, the date as of which those shareholders to be entitled to vote are to be determined.

5.   Reservation of Shares.
     ---------------------

     The Company hereby agrees that at all times prior to the exercise or expiration of this Warrant, it will have authorized and will reserve and keep available for issuance and delivery to the Holder that number of shares of its Common Stock that may be required from time to time for issuance and delivery upon the exercise of the then unexercised portion of this Warrant and all other similar Warrants then outstanding and unexercised.

6.   Transfer to Comply With the Securities Act of 1933.
     --------------------------------------------------

     (a) This Warrant, the Shares, and all other securities issued or issuable upon exercise of this Warrant, may not be offered, sold or transferred in whole or in part, except in compliance with the Securities Act, and except in compliance with all applicable state securities statutes.

     (b) The Company may cause the following legend, or its equivalent, to be set forth on each certificate representing the Shares, or any other security issued or issuable upon exercise of this Warrant:

     "The securities represented by this Certificate have not been registered under the Act and are `restricted securities' as that term is defined in Rule 144 under the Act. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act, the availability of which is to be established to the satisfaction of the Company."

7.   Representations and Covenants of the Holder.
     -------------------------------------------

     This Warrant has been entered into by the Company in reliance upon the following representations and covenants of the Holder:

     (a) The right to acquire Shares issuable upon exercise of the Holder's rights contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

     (b) The Holder understands (i) that the Shares issuable upon exercise of this Warrant are not registered under the Securities Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualification requirements thereof, and (ii) that the Company's reliance on such exemption is predicated on the representations set forth in this Section 7.

     (c) The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

     (d) The Holder understands that if the Company does not register with the Securities and Exchange Commission pursuant to Section 12 of the Securities Act, or file reports pursuant to Section 15(d) of the Securities Exchange Act of 1934 ("1934 Act"), or if a registration statement covering the securities under the Securities Act is not in effect when the Holder desires to sell (i) the rights to purchase Shares pursuant to this Warrant, or (ii) the Shares issuable upon exercise of the right to purchase, the Holder may be required to hold such securities for an indefinite period. The Holder also understands that any sale of its rights of the Holder to purchase Shares which might be made by it in reliance upon Rule 144 under the Securities Act may be made only in accordance with the terms and conditions of that Rule.

     (e) The Holder is an "accredited investor" within the meaning of Rule 501 of Regulation D of the Securities Act, as presently in effect.

8.   Fractional Shares.
     -----------------

     No fractional Shares or scrip representing fractional shares shall be issued upon the exercise of all or any part of this Warrant. With respect to any fraction of a Share called for upon any exercise of this Warrant, the Company shall pay to the Holder an amount in money equal to that fraction multiplied by the Current Market Value of that Share. The Current Market Value shall be determined as follows:

          (i) If the Shares are listed on a national securities exchange or admitted to unlisted trading privileges on such an exchange or listed on the National Association of Securities Dealers, Inc. National Market System, the Current Market Value shall be the last reported sale price of the Shares on such exchange or system on the last business day prior to the date of the applicable exercise of this Warrant or, if no such sale is made on such day, the average of the highest closing bid and lowest asked price for such day on such exchange or system; or

          (ii) If the Shares are not so listed or admitted to unlisted trading privileges, the Current Market Value shall be determined to be the average of the last reported highest bid and lowest asked prices quoted on the National Association of Securities Dealers, Inc.

Automated Quotations System or, if not so quoted, then by the National Quotation Bureau, Inc. on the last business day prior to the day of the applicable exercise of this Warrant; or

          (iii) If the Shares are not so listed or admitted to unlisted trading privileges and bid and asked prices are not reported, the Current Market Value shall be determined in such reasonable manner as may be prescribed from time to time by the Board of Directors of the Company.

9.   Piggy-Back Registration. Notwithstanding anything to the contrary set forth
     -----------------------
in this Warrant, the rights, obligations, duties and terms set forth in this
Section 9 shall only apply to Cisco.

     (a) If at any time the Company proposes to file a Registration Statement under the Securities Act with respect to an offering by the Company for its own account or for the account of any of its securityholders of Common Stock (other than (1) a Registration Statement on Form S-4 or S-8 (or any substitute form that may be adopted by the SEC) or any other publicly registered offering pursuant to the Securities Act pertaining to the issuance of shares of capital stock or securities exercisable therefor under any benefit plan, employee compensation plan, or employee or director stock purchase plan, (2) a Registration Statement filed in connection with an offer of securities solely to the Company's existing securityholders, or (3) if the registration is a "demand" registration made by (i) the holders of warrants issued to the purchasers of the Company's 13% Senior Notes due 2008 (the "Notes"), (ii) the holders of securities governed by the Investor Rights Agreement, dated as of March 17, 1999, between the Company and each of the entities named in Exhibit A thereto (the "Investor Rights Agreement"), or (iii) the holders of warrants issued pursuant to the Warrant, dated June 3, 1999, issued to Goldman Sachs & Co. or each of its registered assigns thereunder, then Cisco shall not be entitled to participate in such registration unless agreed to in writing by those holders referenced in the foregoing clauses (i), (ii) and (iii)), then the Company shall give written notice of such proposed filing to Cisco as soon as practicable (but in no event fewer than 15 days before the anticipated filing date or 10 days if the Company is subject to filing reports under the Exchange Act and able to use Form S-3 under the Securities Act), and such notice shall offer Cisco the opportunity to register such number of Shares as Cisco may request in writing within 12 days (or eight days if the Company is subject to filing reports under the Exchange Act and able to use Form S-3 under the Securities Act) after receipt of such written notice from the Company (which request shall specify the Shares intended to be disposed of by Cisco and the intended method of distribution thereof) (a "Piggy-Back Registration"). The Company shall use its best efforts to keep such Piggy-Back Registration continuously effective under the Securities Act in the qualifying jurisdictions until at least the earlier of
(A) 60 days after the effective date thereof or (B) the consummation of the distribution by Cisco of all of the Shares covered thereby. The Company shall use its best efforts to cause the managing underwriter or underwriters, if any, of such proposed offering to permit the Shares requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company or any other securityholder included therein and to permit the sale or other disposition of such Shares in accordance with the intended method of distribution thereof. Cisco shall have the right to withdraw its request for inclusion of its Shares in any Registration Statement pursuant to this Section 9 by giving written notice to the Company of its request to withdraw. The Company will pay all Registration Expenses (as defined below) in connection with the registration of Shares requested pursuant to this Section 9, and Cisco shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Cisco's Shares pursuant to a Registration Statement effected pursuant to this Section 9.

     (b) In a registration pursuant to this Section 9 involving an underwritten offering, if the managing underwriter or underwriters of such underwritten offering have informed, in writing, the Company and Cisco, if requesting inclusion in such offering, that in such underwriter's or underwriters' reasonable opinion the total number of securities which the Company, Cisco and any other persons desiring to participate in such registration intend to include in such offering is such as to materially and adversely affect the success of such offering, including the price at which such securities can be sold, then the Company will be required to include in such registration only the amount of securities which it is so advised should be included in such registration. In such event: (x) in cases only involving the registration for sale of securities for the Company's own account (which may include securities included pursuant to the exercise of piggy-back rights herein and in other contractual commitments of the Company), securities shall be registered in such offering in the following order of priority: (i) first, the securities which the Company proposes to register and (ii) second, provided that no securities sought to be included by the Company have been excluded from such registration, on a pro rata basis, (a) the Shares which have been requested to be included in such registration by Cisco, together with (b) the securities of other persons entitled to exercise "piggy-back" registration rights pursuant to contractual commitments of the Company (pro rata based on the amount of securities sought to be registered by such persons); and (y) in cases not involving the registration for sale of securities for the Company's own account only, securities shall be registered in such offering in the following order of priority: (i) first, securities to be sold for the account of the Company and the securities of any person whose exercise of a "demand" registration right pursuant to a contractual commitment of the Company is the basis for the registration and (ii) second, provided that no securities of the Company or such person referred to in the immediately preceding clause (i) have been excluded from such registration, on a pro rata basis, (a) the securities requested to be included in such registration by Cisco pursuant to this Section 9, together with (b) the securities of other persons entitled to exercise "piggy-back" registration rights pursuant to contractual commitments (pro rata based on the amount of securities sought to be registered by such persons).

     If, as a result of the provisions of this Section 9, Cisco shall not be entitled to include all Shares in a Piggy-Back Registration that Cisco has requested be included, Cisco may elect to withdraw its request to include Shares in such registration.

     (c) Cisco, if its Shares are to be covered by a Registration Statement filed pursuant to this Section 9, agrees, if and to the extent reasonably requested by the managing underwriter or underwriters in an underwritten public offering of such Shares, not to effect any public sale or distribution of the Shares or of securities of the Company of the same class as any securities included in such Registration Statement, including a sale pursuant to Rule 144 (except as part of such underwritten offering), during the 30-day period prior to, and during the 180-day period beginning on, the closing date of each underwritten offering made pursuant to such Registration

Statement, to the extent timely notified in writing by the Company or such managing underwriter or underwriters.

     The foregoing provisions of this Section 9(c) shall not apply to Cisco if Cisco is prevented by applicable statute or regulation from entering into any such agreement; provided, however, that Cisco shall undertake, in its request to participate in any such underwritten offering, not to effect any public sale or distribution of any Shares commencing on the date of sale of such Shares unless it has provided 45 days' prior written notice of such sale or distribution to the managing underwriter or underwriters.

     (d)  Notwithstanding the foregoing provisions of this Section 9:

               (i) Cisco may not require a Piggy-Back Registration in connection with an Initial Public Offering unless such offering consists of or includes a secondary offering of securities by any person other than holders of Existing Registration Rights (as defined in the Investor Rights Agreement) who are not Insiders (as defined in the Investor Rights Agreement); and

               (ii) Cisco may not require a Piggy-Back Registration on the first registered offering of Common Stock by the Company which is made after the Initial Public Offering pursuant to a Registration Statement that becomes effective within six months after the Initial Public Offering unless such offering consists or includes a secondary offering of securities by any person other than (A) holders of Existing Registration Rights who are not Insiders or
(B) Insiders, provided that each participating Insider registers fewer than 10% of the shares of Common Stock he then beneficially owns.

     (e)  Rule 144 and Rule 144A.  The Company covenants that it will file the
          ----------------------
reports required to be filed by it under the Securities Act and the 1934 Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of Cisco, make available such information necessary to permit sales pursuant to Rule l44A under the Securities Act. The Company further covenants that it will take such further action as Cisco may reasonably request, all to the extent required from time to time to enable Cisco to sell the Shares without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144(k) and Rule 144A under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Securities and Exchange Commission. Upon Cisco's request, the Company will in a timely manner deliver to Cisco a written statement as to whether it has complied with such information requirements.

     (f)  Limitations, Conditions and Qualifications to Obligations Under this
          --------------------------------------------------------------------
Section 9.  The obligations of the Company set forth in this Section 9 are
---------
subject to each of the following limitations, conditions and qualifications:

          (i) Subject to the next sentence of this paragraph, the Company shall be entitled to postpone, for a reasonable period of time, the filing of, or suspend the effectiveness of, any Registration Statement or amendment thereto, or suspend the use of any prospectus and shall not be required to amend or supplement the Registration Statement, any related prospectus or any document incorporated therein by reference (other than an effective Registration Statement being used for an underwritten offering); provided that the duration of such postponement or suspension (a "Suspension Period") may not exceed an aggregate of 90 days after the event or circumstance giving rise to such Suspension Period and the duration of such Suspension Period shall be excluded from the calculation of the 60-day period described in Section 9(a) hereof. Such Suspension Period may be effected only if (1) an event or circumstance occurs and is continuing as a result of which the Registration Statement, any related prospectus or any document incorporated therein by reference as then amended or supplemented or proposed to be filed would, in the Company's good faith judgment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (2) (A) the Company determines in its good faith judgment that the disclosure of such an event at such time would have a material adverse effect on the business, operations or prospects of the Company or (B) the disclosure otherwise relates to a material business transaction which has not yet been publicly disclosed; provided, that the Effectiveness Period shall be extended by the number of days in any Suspension Period; provided further that the Company may suspend the effectiveness for a period not in excess of 10 days to allow for the updating of the financial statements included in a Registration Statement to the extent required by law, not to exceed 45 days in the aggregate in any 12-month period. If the Company shall so postpone the filing of a Registration Statement it shall, as promptly as possible, notify Cisco, if participating in such Registration Statement, as to such determination, and Cisco shall (1) have the right, in the case of a postponement of the filing or effectiveness of a Registration Statement, to withdraw the request for registration by giving written notice to the Company within 10 days after receipt of such notice or (2) in the case of a suspension of the right to make sales, receive an extension of the registration period equal to the number of days of the suspension.

          (ii) The Company's obligations under this Section 9 shall be subject to the obligations of Cisco, which Cisco acknowledges, to furnish all information and materials and to take any and all actions as may be required under applicable federal and state securities laws and regulations to permit the Company to comply with all applicable requirements of the Securities and Exchange Commission, if applicable, and to obtain any acceleration of the effective date of such Registration Statement.

     (g)  Underwritten Registrations. Cisco may not participate in any
          --------------------------
underwritten registration pursuant to this Section 9 unless Cisco (a) agrees to
(i) sell the Shares on the basis provided in and in compliance with any underwriting arrangements with respect to such Registration Statement and (ii) comply with Rules 101, 102 and 104 of Regulation M under the Exchange Act and
(b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

     If the Company has complied with all of its obligations under this Warrant with respect to a Piggy-Back Registration relating to an underwritten public offering of the Shares, Cisco upon request of the lead managing underwriter with respect to such offering, will be required not to sell or otherwise distribute any Shares owned by it for a period not to exceed 180 days after the consummation of such offering.

     (h)  Registration Procedures.  If the Company is required by the provisions
          -----------------------
of this Section 9 to use its best efforts to effect the registration of any of its securities under the Securities Act, the Company will (in addition to taking any other actions required by law or this Warrant), as expeditiously as possible:

          (i) furnish to Cisco, if participating in such registration, such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as Cisco may reasonably request;

          (ii) use its best efforts to register or qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as Cisco shall request (provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service or process), and do such other reasonable acts and things as may be required of it to enable Cisco to consummate the disposition in such jurisdiction of the securities covered by such Registration Statement; and

          (iii) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission.

     It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Section 9 in respect of the Shares which are to be registered at the request of Cisco that Cisco shall furnish to the Company such information regarding the securities held by Cisco and the intended method of disposition thereof as the Company shall reasonably request and as shall be required in connection with the action taken by the Company.

     (i)  Expenses.  All expenses incurred in complying with this Section 9,
          --------
including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), printing expenses, fees and disbursements of counsel for the Company, the reasonable fees and expenses of a single firm of legal counsel for Cisco of up to $25,000, and expenses of any special audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdiction (collectively, "Registration Expenses"), shall be paid by the Company; provided, however, that the Company shall not be liable for and
             --------  -------
shall not pay for any fees, discounts or commissions to any underwriter or any fees or disbursements of counsel for any underwriter.

     (j)  Indemnification and Contribution.
          --------------------------------

          (i) In the event of any registration of any of the Shares under the Securities Act pursuant to this Section 9, the Company shall indemnify and hold harmless Cisco, Cisco's directors and officers, and each other person (including each underwriter) who participated in the offering of such Shares and each other person, if any, who controls Cisco or such participating person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which Cisco or any such director or officer or participating person or controlling person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse Cisco or such director, officer or participating person or controlling person for any legal or any other expenses reasonably incurred by Cisco or such director, officer or participating person or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon any alleged untrue statement or alleged omission made in such Registration Statement, preliminary prospectus, prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by Cisco specifically for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or such director, officer or participating person or controlling person, and shall survive the transfer of such securities by Cisco.

          (ii) In the event of any registration of any of the Shares under the Securities Act pursuant to this Section 9, Cisco, by acceptance thereof, agrees to indemnify and hold harmless the Company, its directors and officers, and each other person (including each underwriter) who participated in the offering of such Shares and each other person, if any, who controls the Company or such participating person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer or participating person or controlling person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of Cisco specifically for use therein, and shall reimburse the Company or such director, officer or participating person or controlling person for any legal or any other expenses reasonably incurred by the Company or such director, officer or participating person or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or such director, officer or participating person or controlling person, and shall survive the transfer of such securities by such holder.

          (iii) If the indemnification provided for in this Section 9(i) from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or such indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9(i)(iii) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

10.  Rights of the Holder.
     --------------------

     The Holder shall not be entitled to any rights as a shareholder in the Company by reason of this Warrant, either at law or equity, except as specifically provided for herein.

11.  Charges Due Upon Exercise.
     -------------------------

     The Company shall pay any and all issue or transfer taxes, including, but not limited to, all federal or state taxes, that may be payable with respect to the transfer of this Warrant or the issue or delivery of Shares upon the exercise of this Warrant.

12.  Shares to be Fully Paid.
     -----------------------

     The Company covenants that all Shares that may be issued and delivered to a Holder of this Warrant upon the exercise of this Warrant will, upon such delivery, be validly and duly issued, fully paid and nonassessable.

13.  Notices.
     -------

     All notices, certificates, requests, or other similar items provided for in this Warrant shall be in writing and shall be personally delivered or deposited in the United States mail, postage prepaid, addressed to the respective party as indicated in the portions of this Warrant preceding Section 1. All notices shall be deemed to be delivered upon personal delivery or upon the expiration of three
(3) business days following deposit in the United States mail, postage prepaid. The addresses of the parties may be changed, and addresses of other Holders and holders of Shares may be specified, by written notice delivered pursuant to this Section. The Company's principal office shall be deemed to be the address provided pursuant to this Section for the delivery of notices to the Company.

14.  Applicable Law.
     --------------

     This Warrant shall be governed by and construed in accordance with the laws of the state of Colorado, and courts located in Colorado shall have exclusive jurisdiction over all disputes arising hereunder.

15.  Miscellaneous Provisions.
     ------------------------

     (a) Subject to the terms and conditions contained herein, this Warrant shall be binding on the Company and its successors and shall inure to the benefit of the original Holder, its successors and assigns and all holders of Shares.

     (b) This Warrant cannot be changed or terminated or any performance or condition waived in whole or in part except by an agreement in writing signed by the party against whom enforcement of the change, termination or waiver is sought.

     (c) If any provision of this Warrant shall be held to be invalid, illegal or unenforceable, such provision shall be severed, enforced to the extent possible, or modified in such a way as to make it enforceable, and the invalidity, illegality or unenforceability shall not affect the remainder of this Warrant.

     (d) The Company agrees to execute such further agreements, conveyances, certificates and other documents as may be reasonably requested by the Holder to effectuate the intent and provisions of this Warrant.

     (e) Paragraph headings used in this Warrant are for convenience only and shall not be taken or construed to define or limit any of the terms or provisions of this Warrant. Unless otherwise provided, or unless the context shall otherwise require, the use of the singular shall include the plural and the use of any gender shall include all genders.

Date:   July 16, 1999

                              CONVERGENT COMMUNICATIONS, INC.



                              By /s/ Martin E. Freidel
                                     Martin E. Freidel, Executive Vice President